Exhibit (j)


                          INDEPENDENT AUDITORS' CONSENT

     We hereby consent to the use in this Post-Effective Amendment No. 61 to the Registration Statement on Form N-1A (1933 Act File No. 2-27962) of Eaton Vance Special Investment Trust of our report dated April 2, 2002, relating to the financial statement of the Small-Cap Value Portfolio, which appears in such Registration Statement.

     We also consent to the reference to us under the heading "Other Service Providers" in the statement of additional information, which is a part of such Registration Statement.


                                /s/ Deloitte & Touche LLP
                                DELOITTE & TOUCHE LLP

April 2, 2002
Boston, Massachusetts